AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 1, 1983, between

                    CENTURY LIFE OF AMERICA of Waverly, Iowa,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

         1. On and after the first day of July, 1990, the retention limit of the REINSURED shall be that shown in the revised Schedule A, attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

         2. On and after the first day of July, 1990, the REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the attached Schedule B.

         3. As of the effective date of this Amendment, Schedule B, Part I shall be deleted and the "CONDITIONAL RECEIPT REINSURANCE" article shall be added to the Agreement and shall read as follows:

         "CONDITIONAL RECEIPT REINSURANCE
         --------------------------------

              A. Subject to the terms, conditions, and limits of this Agreement and provided the conditions set forth in section B of this article are fulfilled, the LINCOLN shall reimburse the REINSURED for a claim in excess of the appropriate retention set forth in the Schedule A paid by the REINSURED pursuant to a conditional receipt, except that in no event shall the LINCOLN'S liability pursuant to this article exceed $250,000.

              B. The following conditions must be satisfied in order for reinsurance of a conditional receipt to be effective:

              (1) the REINSURED must become liable for a claim pursuant to a conditional receipt issued on a form in conformity to the Conditional Receipt Schedule of this Agreement; and

              (2) the conditional receipt must be given in return for an application on the life of an insured having a surname beginning with the letters of the alphabet specified in the Appendix I, for a policy form listed in the Appendix I, and which would bear a register date in the range set forth in the Appendix I; and

              (3) either the policy being applied for must qualify for automatic reinsurance or the REINSURED has not received a facultative offer of reinsurance on the application from another reinsurer which is a better offer than any facultative offer made by LINCOLN."

         4. It is hereby agreed that the Arbitration Schedule, attached hereto, shall be added to the Agreement and the "ARBITRATION" article of the Agreement shall be replaced with the following:

         "ARBITRATION
         ------------
         It is the intention of the REINSURED and the LINCOLN that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the REINSURED and the LINCOLN cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute shall be decided through arbitration as set forth in the Arbitration Schedule. The arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrators' decision to judgment."

         It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

         IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE OF AMERICA

Signed at Waverly, Iowa
         -------------------
By /s/ Robert M Buckingham      By
  --------------------------       --------------------------

Title AVP - Valuation Actuary   Title
     -----------------------          -----------------------

Date   Sept 7, 1990             Date
     -----------------------         ------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By  /s/ Bruce Barter             By  /s/ Linda V. Morris
   -------------------------        -------------------------
      Vice President                 Assistant Secretary

Date     9/27/90                 Date   September 24, 1990
    ------------------------          -----------------------

                                   SCHEDULE A
                            (Effective July 1, 1990)

                        Retention Limits of the REINSURED

                                      Life*
                                      -----
                        Ages                     Standard
                        ----                     --------
                        0-70                     $500,000
                       71-80                       40,000

AGES          A & AA          B & BB           C - D           E - F           H - J        L - P
----          ------          ------           -----           -----           -----        -----
0-50          500,000         442,000          375,000         300,000         192,000      100,000
51            482,000         425,000          362,000         288,000         185,000       98,000
52            463,000         408,000          347,000         278,000         177,000       93,000
53            443,000         392,000          333,000         267,000         170,000       89,000
54            425,000         375,000          318,000         255,000         163,000       85,000
55            407,000         358,000          305,000         243,000         155,000       83,000
56            388,000         342,000          290,000         233,000         148,000       78,000
57            368,000         325,000          277,000         222,000         142,000       74,000
58            350,000         310,000          263,000         210,000         135,000       70,000
59            332,000         293,000          248,000         198,000         127,000       68,000
60            313,000         277,000          235,000         188,000         120,000       63,000
61            293,000         260,000          220,000         177,000         113,000       59,000
62            275,000         243,000          207,000         165,000         105,000       55,000
63            257,000         227,000          192,000         153,000          98,000       53,000
64            238,000         210,000          178,000         143,000          92,000       48,000
65            218,000         193,000          163,000         132,000          83,000       44,000
66            200,000         177,000          150,000         120,000          77,000       40,000
67            182,000         160,000          137,000         108,000          70,000       38,000
68            163,000         143,000          122,000          98,000          62,000       33,000
69            143,000         127,000          108,000          87,000          55,000       29,000
70            125,000         110,000           93,000          75,000          48,000       25,000
71-80          40,000          40,000           40,000          40,000          40,000       25,000

*The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

                          Waiver of Premium Disability
                          ----------------------------

                        $1,000,000 of Total Life In Force

                                Accidental Death
                                ----------------

                                    $150,000

                                   SCHEDULE B
                            (Effective July 1, 1990)

           Maximum Amounts which the REINSURED may cede Automatically

                                      Life
                                      ----

Ages                          Standard-Table P                   Over Table P
----                          ----------------                   ------------
0-15                     300% of the life retention,
                         not to exceed $1,500,000                    None
16-70                    400% of the life retention,
                         not to exceed $2,000,000                    None
71-75                    400% of the life retention,
                         not to exceed $160,000                      None
Over 75                           None                               None

                             Waiver of Premium Disability
                             ----------------------------

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amounts applicable to the amount of Life reinsurance ceded automatically not to exceed the following:

   Ages                Standard-Table P                 Over Table P
   ----                ----------------                 ------------
   0-44                  $2,000,000                         None
  44-65                   1,000,000                         None
Over 65                      None                           None

                            Accidental Death Benefits
                            -------------------------

  Ages                 Standard-Table F                 Over Table F
  ----                 ----------------                 ------------
   0-65                    $100,000                         None
Over 65                      None                           None

                          CONDITIONAL RECEIPT SCHEDULE

                               Conditional Receipt

[LOGO OF                       CONDITIONAL RECEIPT           MAY 30 1990
CENTURY                           READ CAREFULLY
LIFE OF
AMERICA]

CENTURY LIFE OF AMERICA

IN NO EVENT SHALL ANY CHANGE, ADDITION OF INSURANCE, OR BENEFIT WHICH REQUIRES EVIDENCE OF INSURABILITY BE EFFECTIVE UNLESS THE CONDITIONS STATED BELOW HAVE BEEN COMPLLED WITH,

o Received $........................ in connection with an identically numbered
  Application for Change of Policy.

o Initial deduction authorized $ ...................... from policy no.
  ............................. in connection with an identically numbered
  Application for Change of Policy.

This payment is made or this deduction is authorized and accepted subject to the following conditions:

1. For life policies which do not require regularly scheduled premiums, any change, addition of insurance, or benefit applied for and subject to the limit specified below shall take effect on the later of:

   a. completion of the last of any medical examinations or tests required of the proposed insured by the Company's underwriting rules for the age and amount of insurance applied for, or

   b. completion of this payment or authorization.

2. For all other policies, any change, addition of insurance, or benefit applied for and subject to the limit specified below shall take effect on the later of:

   a. the monthly anniversary prior to the date of the last of any medical examinations or tests required of the proposed insured by the Company's underwriting rules for the age and amount of insurance applied for, or

   b. the monthly anniversary prior to the date of this payment or authorization.

3. The proposed insured, in the opinion of the Company's authorized officers at the home office, was insurable an acceptable under the rules and practices of the Company for the plan or benefit and amount applied for at the premium rate applied for or a lower rate.

4. The last of any required medical examinations or tests is completed within 60 days after the date of this receipt.

If the conditions stated above have not been complied with, there shall be no liability on the part of the Company with respect to any change, addition of insurance, or benefit applied for, except to return any payment in the form of the Company's check or restore any initial deduction authorized upon surrender of this receipt.

The maximum insurance under this receipt shall in no case exceed $300,000, including all life and accidental death insurance then in force with the Company.

No agent of Century Life of America has any power or authority to change or modify any of the provisions of this Conditional Receipt.

This receipt shall be void if altered, modified, or if any check or draft given in exchange for it is not paid when presented for payment.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE INSURANCE COMPANY - DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Dated at ........................  on ..................., 19 ..................
Agent .......................

                                                                           STAMP

                              ARBITRATION SCHEDULE

To initiate arbitration, either the REINSURED or the LINCOLN shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the REINSURED or the LINCOLN or either's affiliates.

The REINSURED and the LINCOLN shall each name five (5) candidates to serve as an arbitrator. The REINSURED and the LINCOLN shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The REINSURED and the LINCOLN shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the REINSURED and the LINCOLN within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the REINSURED and the LINCOLN. The REINSURED and the LINCOLN shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "ARBITRATION" article. Therefore, at no time will either the REINSURED or the LINCOLN contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the REINSURED and the LINCOLN to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.